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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 10, 2002

                     Travelers Insurance Group Holdings Inc.
             (Exact Name of Registrant as Specified in Its Charter)

   Delaware                          1-14328                     06-1445591
(State or Other                    (Commission                  (IRS Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)


                  One Tower Square, Hartford, Connecticut 06183
               (Address of principal executive offices) (Zip Code)


                                 (860) 277-0111
              (Registrant's telephone number, including area code)
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                     Travelers Insurance Group Holdings Inc.
                           Current Report on Form 8-K

ITEM 5.  OTHER EVENTS.

As of May 10, 2002, the outstanding public debt of the Registrant, Travelers Insurance Group Holdings Inc., a wholly owned subsidiary of Travelers Property Casualty Corp. (the "Parent"), has been fully and unconditionally guaranteed by the Parent, thereby exempting the Registrant from the requirement to publicly file periodic reports under the Securities Exchange Act of 1934.

     The Parent guaranteed the following:

      - $200,000,000 aggregate principal amount of the Registrant's 7 3/4% Notes due 2026;

      - $150,000,000 aggregate principal amount of the Registrant's 6 3/4 % Notes due 2006;

      - 32,000,000 preferred securities, designated the 8.08% Trust Preferred Securities, having an aggregate liquidation amount of $800,000,000 issued by Travelers P & C Capital I, a Delaware statutory business trust, and the related Junior Subordinated Deferrable Interest Debentures issued by the Registrant; and

      - 4,000,000 preferred securities, designated the 8% Trust Preferred Securities, having an aggregate liquidation amount of $100,000,000 issued by Travelers P & C Capital II, a Delaware statutory business trust, and the related Junior Subordinated Deferrable Interest Debentures issued by the Registrant.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     Exhibits

      4.1 Supplemental Indenture dated as of May 10, 2002, by and among the Registrant, the Parent and the trustee named therein, relating to the Notes.

      4.2 Supplemental Indenture dated as of May 10, 2002, by and among the Registrant, the Parent and the trustee named therein, relating to the Junior Subordinated Deferrable Interest Debentures.

      4.3 Amended and Restated Preferred Guarantee Agreement, dated as of May 10, 2002, by and among the Registrant, the Parent and the trustee named therein, relating to the Trust Preferred Securities issued by Travelers P & C Capital I.

      4.4 Amended and Restated Preferred Guarantee Agreement, dated as of May 10, 2002, by and among the Registrant, the Parent and the trustee named therein, relating to the Trust Preferred Securities issued by Travelers P & C Capital II.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 14, 2002                     Insurance Group Holdings Inc.


                                        By: /s/ PAUL H. EDDY
                                        ---------------------------
                                        Name:   Paul H. Eddy
                                        Title:  Assistant Secretary